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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-33933, No. 33-35259, No. 33-38521, No.
33-76358, No. 33-51232, No. 33-69496, No. 333-15737 and No. 333-40031) and
the Registration Statements on Form S-3 (No. 33-57512, No. 333-15741 and No. 333-40043) of Lattice Semiconductor Corporation of our report dated April 15, 1998 appearing in the Annual Report to Stockholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule.

PRICE WATERHOUSE LLP

Portland, Oregon
June 22, 1998